Exhibit 99.1

Faraday Future Amends $10 Million Equity Investment Agreement to $12 Million,

Eliminating Anti-Dilution Provision to Strengthen Stockholder Protections

●	Increase the Subscription Amount from $10 million to $12 million, $500,000 of which was used to purchase shares of Common Stock and $11.5 million of which was used to purchase shares of the Company’s newly designated Series C preferred stock, which is convertible into the Company’ Common Stock. AIXC and the designated third-party will use the US$500,000 of common stock to explore the real-world asset (RWA) business.

●	Replace the true-up provision by issuance of a warrant. On the Closing Date, the Company issued to the Investor a warrant to purchase up to 1,000,000 shares of Common Stock at an exercise price of $1.50 per share with a term of 4 years, exercisable only after the delivery of the 500th FX Super One vehicle to customers.

●	The proceeds support the Company’s EAI business, especially the target of 1,000 deliveries and continuous positive contribution margin of robotics in 2026.

●	FF believes the execution of this amendment demonstrates the potential of the complementary relationship between its core EAI business and the digital asset ecosystem and may provide a framework for future cooperation.

LOS ANGELES, CA (April 15, 2026) — Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future,” “FF” or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced ““that it has amended and restated the securities purchase agreement, initially entered into on February 4, 2026 (the ““Initial Agreement”” and such Initial Agreement as so amended and restated, the “A&R Agreement”) with Gold King Arthur Holding Limited (the “Purchaser”), a designated third-party investor identified by AIxCrypto Holdings Inc. (NASDAQ: AIXC) (“AIxC”), to (i) increase to the total purchase amount from $10 million to $12 million, $500,000 for common stock and $11.5 million for preferred stock; (ii) terminate the anti-dilution true-up provision and replace it with a fixed, milestone-linked warrant, and (iii) revise the per share purchase price to the average closing price of the 10 trading days prior to the signing date of the A&R Agreement (the “Signing Date”).

The Company believes the Amendment is favorable to existing stockholders, by replacing dilution exposure with a fixed obligation tied to operational milestones and increasing the total purchase amount to support its EAI Strategy Execution.

Amendment to Securities Purchase Agreement

The Company and the Purchaser agreed to amend and restate in the Initial Agreement to, among other things,

(i)	increase the total securities purchase amount from $10 million to $12 million, $500,000 of which was used to purchase shares of common stock and $11.5 million of which was used to purchase a newly-designated series of the Company’s preferred stock, which is convertible into shares of Common Stock;

(ii)	remove the true-up provision set forth in Section 4.5 of the Initial Agreement in exchange for the issuance of a common stock purchase warrant. On the closing date, the Company issued to the Investor a warrant to purchase up to 1,000,000 shares of Common Stock at an exercise price of $1.50 per share with a term of 4 years, exercisable only after the Company delivers the 500th FX Super One vehicle to customers.; and

(iii)	revise the per share purchase price to the average closing price over the 10 trading days prior to the signing date as of April 14, 2026. Based on the new reference price of $0.26 per share, the $500,000 common stock investment corresponds to the issuance of 1,923,077 shares of Class A Common Stock.

The company believes the amendment improves compatibility with future financing transactions, and reflects the investor’s commitment to long-term value creation aligned with the Company’s operational milestones rather than short-term price compensation.

Transaction Benefits and Use of Proceeds

The Company has received $12 million in gross proceeds, before offering expenses, pursuant to the A&R Agreement, which AIxC has pre-funded to the Company on behalf of such investor in advance of closing of the transaction. This is an equity financing, with low transaction fees— resulting in a cost-efficient capital structure. Proceeds support the Company’s robotics and FX Super One businesses, including the commencement of initial EAI robotics deliveries and the continued advancement of the FX Super One strategy as the Company progresses toward its start-of-delivery targets.

FF believes this transaction demonstrates the potential of the complementary relationship between its core EAI business and the digital asset ecosystem and may provide a framework for future cooperation.

Management Commentary

“This A&R Agreement eliminates a source of uncertainty in our capital structure and demonstrates our commitment to protecting stockholder interests. By replacing the anti-dilution provision with a fixed, milestone-linked warrant at a premium exercise price, we are aligning this investment with our execution roadmap. With the $12 million in proceeds, which the accredited investor pre-funded by AIxC on behalf of such investor in advance of closing, now actively supporting EAI robotics deliveries and FX Super One advancement — and with no convertible debt — we believe this transaction reflects a disciplined approach to capital formation,” stated Jerry Wang, Global President of Faraday Future.

The shares of Class A common stock underlying the Warrant and the convertible preferred stock, if and when issued upon exercise or conversion, as applicable, will initially be unregistered and subject to customary transfer restrictions under federal and state securities laws. For additional information regarding the material terms of the A&R Agreement and the Warrant, and the material right and obligations of the convertible preferred stock, please see the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or around the date hereof.

About Faraday Future

Faraday Future is a California-based global intelligent Company founded in 2014 and is dedicated to reshaping the future of mobility through vehicle electrification, intelligent technologies, and AI innovation. Its flagship vehicle, the FF 91, began deliveries in 2023 and reflects the brand’s pursuit of ultra-luxury, cutting-edge technology, and high performance. FF’s second brand, FX, targets the high-volume mainstream vehicle market. Its first model, Super One, is positioned as a first-class EAI-MPV, with deliveries planned to begin in 2026. FF recently announced its entry into the Embodied AI Robotics business with sales beginning this year, connecting its future strategy of bringing a new era of EAI vehicles and EAI robotics. For more information, please visit https://www.ff.com/

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s deployment of investment proceeds, EAI robotics production and delivery plans, FX Super One delivery plans, the exercisability and terms of the Warrant, the anticipated benefits of the A&R Agreement to the Company’s capital structure and stockholders, and AIxC’s digital asset tokenization plans, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include: the Company’s ability to commence and ramp production and delivery of the FX Super One on the anticipated timeline; the Company’s ability to achieve the 500-vehicle delivery milestone that triggers the exercisability of the Warrant; demand for the Company’s robotics products; competition in the robotics industry; the Company’s reliance on a single OEM for robotics products; tariff uncertainty for imported products; AIxC’s ability to execute on its digital asset tokenization plans, which is not within the Company’s control; the Company’s ability to maintain its listing on Nasdaq; the need for additional share capital to fully execute on its strategy; the Company’s ability to secure the necessary funding to execute on the FX strategy; the Company’s ability to continue as a going concern; general market and economic conditions; and the other factors described in the Company’s most recent Annual Report on Form 10-K and subsequent periodic filings with the SEC. Any forward-looking statements speak only as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations (English):ir@ff.com

Investors (Chinese): cn-ir@ff.com

Media: john.schilling@ff.com

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